Exhibit 4.2.8

EIGHTH SUPPLEMENTAL INDENTURE

EIGHTH SUPPLEMENTAL INDENTURE, dated as of March 10, 2005 (the “Eighth Supplemental Indenture”) between Meritage Homes Corporation, a corporation organized under the laws of the State of Maryland (the “Issuer”), the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture (as defined below).  Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

WHEREAS, the Issuer, the Guarantors thereto and the Trustee are parties to that certain Indenture dated as of May 30, 2001 (the “Indenture”) pursuant to which the Issuer has issued its 9 ¾% Senior Notes due 2011 (the “Notes”) and the Guarantors have guaranteed the obligations of the Issuer under the Indenture and the Notes;

WHEREAS, the Issuer, the Guarantors thereto, Hulen Park Venture, LLC, Meritage Holdings, L.L.C. and the Trustee are parties to that First Supplemental Indenture, dated as of September 20, 2001 pursuant to which Hulen Park Venture, LLC and Meritage Holdings, L.L.C. were added as Guarantors;

WHEREAS, the Issuer, the Guarantors thereto, MTH Homes-Texas, L.P., MTH-Texas GP II, Inc., MTH-Texas LP II, Inc. and the Trustee are parties to that Second Supplemental Indenture, dated as of July 12, 2002 pursuant to which MTH Homes-Texas, L.P., MTH-Texas GP II, Inc. and MTH-Texas LP II, Inc. were added as Guarantors;

WHEREAS, the Issuer, the Guarantors thereto, MTH-Homes Nevada, Inc. and the Trustee are parties to that Third Supplemental Indenture, dated as of October 21, 2002 pursuant to which MTH-Homes Nevada, Inc. was added as a Guarantor;

WHEREAS, the Issuer, the Guarantors thereto, MTH Cavalier, LLC and the Trustee are parties to that Fourth Supplemental Indenture, dated as of February 19, 2003 pursuant to which MTH Cavalier, LLC was added as a Guarantor;

WHEREAS, the Issuer, the Guarantors thereto, Mission Royale Golf Course, LLC, Legacy-Hammonds Materials, L.P. and the Trustee are parties to that Fifth Supplemental Indenture, dated as of August 22, 2003 pursuant to which Mission Royale Golf Course, LLC and Legacy-Hammonds Materials, L.P. were added as Guarantors;

WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Colorado, Inc. and the Trustee are parties to the Sixth Supplemental Indenture, dated as of May 14, 2004 pursuant to which Meritage Homes of Colorado, Inc. was added as a Guarantor;

WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Florida, Inc. and the Trustee are parties to the Seventh Supplemental Indenture, dated as of December 20, 2004 pursuant to which Meritage Homes of Florida, Inc. was added as a Guarantor;

WHEREAS, the Issuer is making an offer to purchase for cash all outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement and accompanying Consent and Letter of Transmittal dated February 23, 2005 (the “Tender Offer and Consent”);

WHEREAS, pursuant to the Tender Offer and Consent, the Issuer has solicited from Holders of the Notes consents to certain amendments to the Indenture, which are contained in this Eighth Supplemental Indenture;

WHEREAS, Section 8.02 of the Indenture provides that the Issuer, upon written request accompanied by a Board Resolution, and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, enter into a supplemental indenture to provide for, among other things, the amendments set forth below, except with respect to Section 4.20 of the Indenture regarding changes of control which requires the consent of the Holders of at least two-thirds of the aggregate principal amount of the Notes then outstanding;

WHEREAS, the Tender Offer and Consent is conditioned upon, among other things, the proposed amendments (the “Proposed Amendments”) to the Indenture set forth herein having been approved by at least a majority in aggregate principal amount of the Notes then outstanding, except with respect to the proposed amendments to Section 4.20 of the Indenture regarding changes of control which requires the consent of the Holders of at least two-thirds of the aggregate principal amount of the Notes then outstanding, with the effectiveness of such Proposed Amendments subject to the initial acceptance for payment by the Issuer pursuant to the Tender Offer and Consent of at least a majority in aggregate outstanding principal amount of the Notes;

WHEREAS, the Issuer has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture and the Notes; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and the articles of incorporation and by-laws of the Issuer to make this Eighth Supplemental Indenture a valid and binding agreement of the Issuer for the purposes expressed herein, in accordance with its terms, have been fully done and performed;

NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

1.                                       Amendments.

(a)                                  The Indenture is hereby amended by deleting Sections 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.20 of the Indenture and all references thereto in the Indenture in their entirety.

(b)                                 The Indenture is hereby amended by amending Section 4.02 to read in its entirety as follows:

“The Issuer shall at all times comply with TIA Section 314(a).”

(c)                                  The Indenture is hereby amended by amending Section 5.01 to read in its entirety as follows:

“The Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger that satisfies the requirements of clause (1) below with a Wholly-Owned

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Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1)               either:

(a)                                  the Issuer will be the surviving or continuing Person; or

(b)                                 the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement; provided that at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation; and

(2)               immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing.

Except as provided under Section 10.04 no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

(1)               either:

(a)                                  such Guarantor will be the surviving or continuing Person; or

(b)                                 the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement; and

(2)               immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the

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foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.”

(d)                                 The Indenture is hereby amended by amending Section 6.01 to read in its entirety as follows:

“Each of the following is an “Event of Default”:

(1)               failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)               failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)               failure by the Issuer to comply with Section 5.01; and

(4)               failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding.

Subject to Section 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default, Change of Control or Asset Sale or the requirement for payment of Liquidated Damages unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Issuer or any other Person.”

(e)                                  All terms defined in Sections 4.06, 4.08, 4.09, 4.10, 4.15, 4.16 and 4.20 of the Indenture deleted pursuant to this Eighth Supplemental Indenture, but not used elsewhere in the Indenture or the Notes, are hereby deleted in their entirety.

2.                                       Effectiveness.  This Eighth Supplemental Indenture supplements the Indenture and shall be a part and subject to all of the terms thereof.  Except as supplemented hereby, the Indenture shall continue in full force and effect.

The amendments effected by this Eighth Supplemental Indenture shall take effect on the date that each of the following conditions shall have been satisfied or waived:

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(a)                                  each of the parties hereto shall have executed and delivered this Eighth Supplemental Indenture; and

(b)                                 the Issuer shall have received written consent to these amendments from the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, except with respect to the amendments to Section 4.20 of the Indenture regarding changes of control which requires the consent of the Holders of at least two-thirds of the aggregate principal amount of Notes then outstanding;

provided, however, that the amendments set forth in Section 1 of this Eighth Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the Initial Payment Date as defined in the Tender Offer and Consent.

3.                                       Trust Indenture Act Controls.  If any provision of this Eighth Supplemental Indenture limits, qualifies or conflicts with another provision of this Eighth Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date of this Eighth Supplemental Indenture is executed, the provision required by the Trust Indenture Act shall control.

4.                                       Effect of Recitals.  The recitals contained herein shall be taken as statements of the Issuer and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Eighth Supplemental Indenture.

5.                                       Governing Law.  This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

6.                                       Multiple Counterparts.  The parties may sign multiple counterparts of this Eighth Supplemental Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement

7.                                       Separability.  Each provision of this Eighth Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Eighth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have caused this Eighth Supplemental Indenture to be executed as of the date first written above.

ISSUER:

MERITAGE HOMES CORPORATION

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman and CEO

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Chief Financial Officer

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall

Its:	Trust Officer

GUARANTORS:

MONTEREY HOMES ARIZONA, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO, President and Chief Executive Officer

MERITAGE PASEO CROSSING, LLC

By:	Meritage Homes of Arizona, Inc., its Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO and Chairman

MONTEREY HOMES CONSTRUCTION, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO, President and Chief Executive Officer

MERITAGE PASEO CONSTRUCTION, LLC

By:	Meritage Homes Construction, Inc., its Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO and Co-Chairman

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO and Co-Chairman

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO and Co-Chairman

MTH-TEXAS GP, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

MTH-TEXAS LP, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

LEGACY/MONTEREY HOMES L.P.

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO, President and Chief Executive Officer

LEGACY OPERATING COMPANY, L.P.

By:	Meritage Holdings, L.L.C., its General Partner

By:	Legacy/Monterey Homes L.P., its Sole Member

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

HULEN PARK VENTURE, LLC

By:	Legacy/Monterey Homes L.P., its Sole Member

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MERITAGE HOLDINGS, L.L.C.

By:	Legacy/Monterey Homes L.P., its Sole Member

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MTH HOMES-TEXAS, L.P.

By:	MTH-Texas GP II, Inc., its General Partner

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MTH-TEXAS GP II, INC.

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MTH-TEXAS LP II, INC.

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MTH-HOMES NEVADA, INC.

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman and Chief Executive Officer

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MTH-CAVALIER, LLC

By:	Monterey Homes Construction, Inc., its Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-CEO, President and Chief Executive Officer

MTH GOLF, LLC

By:	Hancock-MTH Builders, Inc., its Sole Member

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman and Co-CEO

LEGACY-HAMMONDS MATERIALS, L.P.

By:	Meritage Holdings, L.L.C., its General Partner

By:	Legacy/Monterey Homes L.P., its Sole Member

By:	MTH-Texas GP, Inc., its General Partner

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MERITAGE HOMES OF COLORADO, INC.

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman and CEO

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary

MERITAGE HOMES OF FLORIDA, INC.

By:	/s/ Steven J. Hilton
Name: Steven J. Hilton
Title: Co-Chairman

By:	/s/ Larry W. Seay
Name: Larry W. Seay
Title: Vice President-Secretary